Exhibit 99.1


For Immediate Release
---------------------

                    ATMI REPORTS FOURTH QUARTER 2003 RESULTS

      DANBURY, CT -- February 4, 2004 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of materials and materials packaging to the world's leading semiconductor manufacturers, today announced financial results for its fourth quarter, and for the year 2003. Consistent with the January 8, 2004 pre-announcement, for the first time, results are reported for continuing and discontinued operations.

RESULTS FOR THE FOURTH QUARTER OF 2003

      Revenues from continuing operations were $52.4 million in the fourth quarter, up 24% sequentially from the third quarter, and 41% greater than the fourth quarter of last year. Income from continuing operations in the fourth quarter was $5.6 million, or $0.18 per diluted share, which includes a $0.03 per share charge for an investment write-down and a one-time $0.10 per share tax benefit. In the third quarter of 2003, continuing operations generated a loss of $4.9 million, or $0.16 per diluted share, which included special charges of $0.17 per share. In the fourth quarter of last year, income from continuing operations was $1.4 million, or $0.04 per diluted share.

      Including discontinued operations, total revenues would have been reported at $74.0 million in the fourth quarter, up 27% sequentially from the third quarter, and 36% greater than the fourth quarter of last year. Net income for the fourth quarter was $5.2 million, or $0.17 per diluted share, which includes the net effect of special items previously mentioned, and a $0.01 loss from discontinued operations. Net loss was $10.8 million in the third quarter of 2003, or $0.36 per diluted share, which included a loss from discontinued operations, including special charges, of $0.19 per share. For the fourth quarter of last year, net loss was $1.8 million, or $0.06 per diluted share.

RESULTS FOR THE FULL YEAR OF 2003

      For 2003, revenues from continuing operations were $171.6 million, up 25% from $137.0 million in 2002. Income from continuing operations was $2.0 million, or $0.06 per diluted share, including a $0.12 per share net charge for special items during 2003 consisting of the one-time tax benefit, offset by the investment write-down, and other special charges recognized in the previous quarters of this past year. In 2002, income from continuing operations was $1.8 million, or $0.06 per diluted share, after $0.01 per share of special items. Including discontinued operations, revenues were $243.4 million in 2003, up 14.5% from $212.6 million in 2002. Net loss was $9.9 million, or $0.32 per diluted share, after $0.18 per share of special items during the year. That compares with $30.7 million in 2002, or $0.99 per diluted share, after $0.71 per share of special items during the year.

COMMENTS

      Gene Banucci, ATMI Chief Executive Officer, said, "Clearly, we are pleased that the long anticipated semiconductor industry turnaround is upon us. Over the last two and a half years of downturn, we've worked hard to reposition the Company as a consistently profitable growth enterprise. Given our wafer start forecast of a 9% to 11% increase for 2004, we expect the coming year to further validate our growth model. Although we anticipate capital equipment expenditures to grow substantially during the year, probably in excess of 40%, we intend to continue the transformation of ATMI, with the sale of non-strategic assets."

      Doug Neugold, ATMI President, said "During the quarter, all of our continuing product lines experienced good growth. Although we believe there was some catch-up from a slow third quarter, products pertaining specifically to copper deposition and cleaning grew substantially -- between 30% and 60%. We've been working to shift ATMI's entire materials and packaging products portfolio toward advanced interconnect applications. Our most recent analysis tells us they now account for over 30% of our quarterly continuing operations revenues, up from approximately 5% in the fourth quarter of 2002."


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

      Dan Sharkey, ATMI Chief Financial Officer, said, "As a result of our decision to exit nearly all our Technologies businesses, ATMI's financials will be bifurcated into continuing (essentially our former Materials segment) and discontinued (essentially our former Technologies segment) operations. The process of divesting or partnering our Technologies businesses is well underway, however, we have no specific transactions to report at this time. Our goal is to have total focus on our wafer start-driven semiconductor materials product lines by the end of 2004.

      ATMI provides specialty materials and materials packaging to the worldwide semiconductor industry. For more information, please visit atmi.com.

      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2004 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to: changes in semiconductor industry growth or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses into ATMI; problems or delays associated with any restructuring activity, or implementing any strategy, including resolution of the various discontinued elements of ATMI's Technologies segment; and other factors discussed in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to differ from those projected. ATMI undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Note: A conference call (800.289.0544, PIN 580958) discussing financial results will begin at 11:00 a.m. Eastern time, February 4th, 2004. A replay (888.203.1112, PIN 580958) of the call will be available for 48 hours. An audio webcast of the conference call will be available for 30 days on atmi.com.


                                     # # # #


                                  TABLES FOLLOW


For more information contact:

      Dean Hamilton
      ATMI
      203.207.9349 Direct
      203.794.1100 x4202
      dhamilton@atmi.com



                                      99-2


                                   ATMI, INC.
                         SUMMARY STATEMENTS OF OPERATION
                      (in thousands, except per share data)

                                                      Three Months Ended              Twelve Months Ended
                                                          December 31,                    December 31,
                                                    2003            2002             2003             2002
                                                  ---------       ---------        ---------       ---------

Revenues                                          $  52,352       $  37,235        $ 171,634       $ 136,975
 Cost of revenues                                    25,597          18,210           89,902          68,424
                                                  ---------       ---------        ---------       ---------
 Gross profit                                        26,755          19,025           81,732          68,551
 Operating expenses
   R & D                                              5,361           3,861           19,170          13,843
   S, G, & A                                         15,061          13,236           54,145          50,572
   Restructuring & Other                               --              --              1,731            --
                                                  ---------       ---------        ---------       ---------
   Charges                                           20,422          17,097           75,046          64,415
                                                  ---------       ---------        ---------       ---------

 Operating income                                     6,333           1,928            6,686           4,136

 Other expense, net                                  (2,270)            (21)          (9,315)         (1,413)
                                                  ---------       ---------        ---------       ---------

 Income (loss) before taxes                           4,063           1,907           (2,629)          2,723

 Income taxes (benefit)                              (1,550)            556           (4,617)            951
                                                  ---------       ---------        ---------       ---------

 Income from continuing operations                    5,613           1,351            1,988           1,772

 Loss from discontinued
   operations, net of tax                              (366)         (3,189)         (11,907)        (32,493)
                                                  ---------       ---------        ---------       ---------

 Net income (loss)                                $   5,247       ($  1,838)       ($  9,919)      ($ 30,721)
                                                  =========       =========        =========       =========

 Diluted earnings per
 share from continuing operations                 $    0.18       $    0.04        $    0.06       $    0.06
 Diluted loss per share
 from discontinued operations                     ($   0.01)      ($   0.10)       ($   0.38)      ($   1.05)
 Diluted earnings (loss) per share                $    0.17       ($   0.06)       ($   0.32)      ($   0.99)

Weighted average shares outstanding                  31,309          30,819           31,208          30,997


                                      99-3

                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (in thousands)


Balance Sheet Highlights                             December 31,   December 31,
                                                        2003           2002
                                                    ------------    ------------
Assets
   Cash & marketable securities                        $128,700      $166,178
   Accounts receivable, net                              38,439        32,779
   Inventory, net                                        21,564        15,230
   Assets held for sale                                  84,736        84,945
   Other current assets                                  16,280        28,136
                                                       --------      --------
     Total current assets                               289,719       327,268
   Fixed assets, net                                     64,673        63,882
   Other assets                                          60,050        25,332
                                                       --------      --------
       Total assets                                    $414,442      $416,482
                                                       --------      --------

Liabilities and stockholders' equity
   Accounts payable                                    $ 11,743      $ 11,072
   Short-term debt                                        1,047         1,197
   Liabilities held for sale                              7,624         9,091
   Other current liabilities                             24,371        23,386
                                                       --------      --------
     Total current liabilities                           44,785        44,746
   Long-term debt                                       115,290       115,208
   Other long-term liabilities                              116           138
   Stockholders' equity                                 254,251       256,390
                                                       --------      --------
      Total liabilities & stockholders' equity         $414,442      $416,482
                                                       --------      --------



                                      99-4